UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2012

CITIZENS HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	001-15375	64-0666512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 Main Street, Philadelphia, Mississippi		39350
(Address of principal executive offices)		(Zip Code)

(601) 656-4692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Corporation held its Annual Meeting of Shareholders on April 24, 2012. There were 4,127,343 shares, or 85.02%, of the Corporation’s issued and outstanding shares of common stock represented either in person or by proxy at the Annual Meeting. The Corporation solicited proxies pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, and there were no solicitations in opposition to management’s solicitations.

The shareholders considered and voted upon four proposals at the Annual Meeting. The proposals were described in the Corporation’s Proxy Statement.

The first proposal was to set the number of directors to serve on the Board of Directors at ten members. The shareholders of the Corporation adopted this proposal by a vote of 4,105,110 shares for the proposal and 4,515 shares against the proposal, with 4,142 abstentions and 13,576 broker non-votes.

The second proposal concerned the election of three Class I directors to a three-year term expiring in 2015. The votes for each nominee were:

	Votes For	Votes Withheld	Broker Non-vote
Don L. Fulton	3,250,801	24,247	852,295

Donald L. Kilgore	3,249,673	24,775	852,895

Herbert A. King	3,249,683	24,765	852,895

The third proposal was to conduct an advisory (non-binding) vote on the compensation paid to our executive officers. The shareholders approved the executive officer compensation by a vote of 3,053,047 for the proposal, 195,776 against the proposal and with 25,624 abstentions and 852,896 broker non-votes.

Finally, the shareholders considered and voted upon a proposal to ratify HORNE LLP as the Corporation’s independent auditors for the fiscal year ending December 31, 2012. The shareholders of the Corporation adopted this proposal by a vote of 4,122,126 for the proposal to 5,215 votes against, with 2 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS HOLDING COMPANY

Date: April 26, 2012	By: /s/ Robert T. Smith
Robert T. Smith
Treasurer and Chief Financial Officer,
(Principal Financial and Accounting Officer)